Exhibit 10.17

GENERAL RELEASE OF CLAIMS
This GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by Perry Donahoo (“Employee”) and is that certain Release defined in Section 6 of the Employment Agreement effective as of October 25, 2017 by and between Quintana Minerals Corporation (the “Company”) and Employee (the “Employment Agreement”). Capitalized terms not defined herein have the meaning given to them in the Employment Agreement.
WHEREAS, on December 11, 2018 (the “Closing Date”), VantaCore Intermediate Holding, LLC has purchased all of the Equity Interests (as defined in the Purchase and Sale Agreement) in certain entities, including VantaCore Partners LLC, (the Transaction”), as contemplated by that certain Purchase and Sale Agreement dated as of November 16, 2018 by and between VantaCore Intermediate Holding, LLC and NRP (Operating) LLC (the “Purchase and Sale Agreement”);

WHEREAS, Employee’s employment or other service relationship with or for the benefit of the Company has ended as of the day immediately preceding the Closing Date; and

WHEREAS, Employee and the Company wish to resolve any and all claims Employee has or may have against the Company or any other Company Party (as defined below).

NOW THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Employee agree as follows:

1. Severance Benefits. Employee acknowledges and agrees that the last day of Employee’s employment with the Company was December 10, 2018 (the “Separation Date”) and the Company will pay Employee a lump sum amount of one million eight hundred sixty-seven thousand three hundred fifty-seven dollars ($1,867,357) on or before the date that is one business day after the Closing Date. Additionally, if (a) Employee executes this Agreement on or after the Separation Date and returns it to the Company, care of Sarah Watson at 1201 Louisiana Street 34th Floor Houston, Texas 77002 (swatson@nrplp.com) so that it is received by Ms. Watson no later than 11:59 p.m. Houston, Texas time on January 24, 2019, (b) does not exercise his revocation rights pursuant to Section 11 below, and (c) abides by Employee’s continuing obligations under the Employment Agreement (including the terms of Section 5 thereof), then the Company will –
(a)     provide Employee the payments and benefits set forth in Section 4(d) of the Employment Agreement, subject to the terms of the Employment Agreement; and
(b)     waive Employee’s continuing obligations under Sections 5(c) and 5(d) of the Employment Agreement effective on the expiration of the Release Revocation Period.
The payments and benefits set forth in clauses (a) and (b) above are referred to herein collectively as the “Severance Benefits.”

2. Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee was entitled during Employee’s employment with the Company and any other Company Party (as defined below) and Employee has received all wages, bonuses, and other compensation, been provided all benefits, been afforded all rights and been paid all sums that Employee is owed and has been owed or could ever be owed by the Company and any other Company Party as of the date that Employee executes this Agreement (the “Signing Date”). For the avoidance of doubt, Employee acknowledges and agrees that Employee had no right to the Severance Benefits (or any portions thereof) but for Employee’s entry into this Agreement.
3. Release of Liability for Claims.
(a)In consideration of Employee’s receipt of the Severance Benefits (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, Western Pocahontas Properties Limited Partnership, Natural Resource Partners L.P., their respective affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, insurers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by any of the foregoing and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring or existing on or prior to the Signing Date, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, and Sections 1981 through 1988 of Title 42 of the United States Code, as amended; and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the Occupational Safety and Health Act, as amended; (E) the Family and Medical Leave Act of 1993; (F) any federal, state or local wage and hour law; (G) any other local, state or federal law, regulation or ordinance; or (H) any public policy, contract, tort, or common law claim or claim for fiduciary duty or breach thereof or claim for fraud or misrepresentation or fraud of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any retention, change in control, bonus, long term incentive or severance plan or policy of any Company Party or any retention, change in control, bonus, long term incentive or severance-related agreement that Employee may have or have had with any Company Party other than the rights to the Severance Benefits described herein; (iv) any and all rights, benefits or claims Employee may have under any employment contract (including the Employment Agreement), equity-based compensation plan or arrangement (including the LTIP), incentive compensation plan, limited liability company agreements, and any other agreement; and (v) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). In no event shall the Released Claims include (x) any claim that first arises after the Signing Date (y) any claim to vested benefits under an employee benefit plan governed by ERISA, or (z) any claim arising after the Signing Date under any equity award agreement respecting Employee’s equity ownership in the Company or any other Company Party that survives the Employee’s Separation Date. This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the Severance Benefits, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating with such agency; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.
(c)Nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.
(d)For the avoidance of doubt, nothing herein waives Employee’s future rights to indemnification or to the benefits of any directors and officers insurance, to the extent such rights and benefits exist pursuant to the terms of applicable bylaws, agreements or applicable plans, as each may be amended from time to time.
4. Representation About Claims. Employee represents and warrants that, as of the Signing Date, Employee has not filed any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the Signing Date. Employee further represents and warrants that

Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties with respect to any Released Claim.
5. Employee’s Acknowledgments. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a) Employee has carefully read this Agreement and has had sufficient time (and at least 45 days) to consider this Agreement before signing it and delivering it to the Company;
(b) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;
(c) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and understands and agrees to each of the terms of this Agreement;
(d) The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement;
(e) Employee would not otherwise have been entitled to the Severance Benefits, or any portion thereof, but for Employee’s agreement to be bound by the terms of this Agreement;
(f) No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had the opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof; and
(g) Employee has been provided with, and attached to this Agreement as Exhibit A is, a listing of: (i) titles and ages of all individuals selected for participation in the program pursuant to which Employee is being offered this Agreement; (ii) titles and ages of all individuals in the same decisional unit who were not selected for participation in the program; and (iii) information about the unit affected by the program, including any eligibility factors for such program and any time limits applicable to such program.
6. Third-Party Beneficiaries. Employee expressly acknowledges and agrees that each Company Party that is not a signatory to this Agreement shall be a third-party beneficiary of Employee’s release of claims and representations in Sections 2-5 and 9 hereof.
7. Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision hereof (or part thereof) invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the bargain set forth in the Employment Agreement and hereunder.

8. Withholding of Taxes and Other Deductions. Employee acknowledges that the Company may withhold from the Severance Benefits all federal, state, local, and other taxes and withholdings as may be required by any law or governmental regulation or ruling.
9. Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information and other materials provided to him by the Company or any other Company Party in the course of Employee’s employment with the Company and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.
10. Further Assurances. In signing below, Employee expressly acknowledges the enforceability, and continued effectiveness of Section 5 of the Employment Agreement and promises to abide by those terms of the Employment Agreement to the extent such terms are not waived by the Company pursuant to Section 1.
11. Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the Signing Date (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed Employee and must be received by Sarah Watson at 1201 Louisiana Street 34th Floor Houston, Texas 77002 (swatson@nrplp.com) before 11:59 p.m., Houston, Texas time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, no Severance Benefits shall be provided and this Agreement shall be null and void; provided, however, that the provisions of Sections 2, 4, 9 and 10 shall remain in full force and effect and shall not be affected by any such revocation.
12. Employment Agreement. This Agreement shall be subject to the provisions of Sections 8, 10, 11, 15, 16 and 18 of the Employment Agreement, which provisions are hereby incorporated by reference as a part of this Agreement.
[Remainder of Page Intentionally Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below, effective for all purposes as provided above.

EMPLOYEE
/s/ Perry Donahoo
Perry Donahoo
Date:    January 8, 2019

COMPANY

Quintana Minerals Corporation

By: /s/ J. Rich Grobleben
Name: J. Rich Grobleben
Title: Vice President

Date:    December 11, 2018